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                                                                    Exhibit 10.5

                                               (DEUTSCHE BANK LOGO)

                                               Deutsche Bank AG London
                                               Winchester house
                                               1 Great Winchester St,
                                               London EC2N 2DB
                                               Telephone: 44 20 7545 8000

                                               c/o Deutsche Bank Securities Inc.
                                               60 Wall Street
                                               New York, NY 10005
                                               Telephone: (212) 250-2500

DATE:                September 13, 2006

TO:                  PolyMedica Corporation
ATTENTION:           Keith Jones, Chief Financial Officer
TELEPHONE:           (781) 486-8111
FACSIMILE:           (781) 295-0182

FROM:                Deutsche Bank AG London
TELEPHONE:           44 20 7545 8193
FACSIMILE:           44 11 3336 2009

SUBJECT:             Equity Derivatives Confirmation

REFERENCE NUMBER(S): 24060

The purpose of this facsimile agreement (this "CONFIRMATION") is to confirm the terms and conditions of the transaction entered into between DEUTSCHE BANK AG ACTING THROUGH ITS LONDON BRANCH ("DEUTSCHE") and PolyMedica Corporation ("COUNTERPARTY") on the Trade Date specified below (the "TRANSACTION"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below. This Confirmation constitutes the entire agreement and understanding of the parties with respect to the subject matter and terms of the Transaction and supersedes all prior or contemporaneous written and oral communications with respect thereto.

DEUTSCHE BANK AG IS NOT REGISTERED AS A BROKER OR DEALER UNDER THE EXCHANGE ACT (AS DEFINED BELOW), AS AMENDED. DEUTSCHE BANK SECURITIES INC. ("AGENT") HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

The definitions contained in the 2002 ISDA Equity Derivatives Definitions (the "EQUITY DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and the terms of this Confirmation, the terms of this Confirmation shall

Chairman of the Supervisory Board:      Deutsche Bank AG is regulated by the FSA
Clemens Borsig Board of Managing        for the conduct of designated investment
Directors: Hermann-Josef Lamberti,      business in the UK, is a member of the
Josef Ackermann, Tessen von             London Stock Exchange and is a limited
Heydebreck, Anthony Dilorio, Hugo       liability company incorporated in the
Banziger                                Federal Republic of Germany HRB No. 30
                                        000 District Court of Frankfurt am Main;
                                        Branch Registration No. in England and
                                        Wales BR000005, Registered address:
                                        Winchester House, 1 Great Winchester
                                        Street, London EC2N 2DB.


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govern. For the purposes of the Equity Definitions, each reference herein to a
Warrant shall be deemed to be a reference to a Call or an Option, as context requires.

This Confirmation evidences a complete and binding agreement between Deutsche and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement (the "AGREEMENT") in the form of the 2002 ISDA Master Agreement (the "ISDA FORM") as if Deutsche and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.

2. The Transaction is a Warrant Transaction, which shall be considered a Share Option Transaction for purposes of the Equity Definitions, and shall have the following terms:

GENERAL:

Trade Date:                      September 13, 2006.

Effective Date:                  September 19, 2006.

Components:                      The Transaction will be divided into individual
                                 Components, each with the terms set forth in
                                 this Confirmation, and, in particular, with the
                                 Number of Warrants and Expiration Date set
                                 forth in this Confirmation. The payments and
                                 deliveries to be made upon settlement of the
                                 Transaction will be determined separately for
                                 each Component as if each Component were a
                                 separate Transaction under the Agreement.

Warrant Style:                   European.

Warrant Type:                    Call.

Seller:                          Counterparty.

Buyer:                           Deutsche.

Shares: The common stock, par value USD 0.01 per share, of Counterparty.

Number of Warrants:              For each Component, as provided in Annex B to
                                 this Confirmation.

Strike Price:                    USD 67.2320.

Premium:                         USD 12,441,600.

Premium Payment Date:            The Effective Date.

Exchange:                        The Nasdaq Global Select Market of the Nasdaq
                                 Stock Market, Inc.

Related Exchanges:               All Exchanges.

Calculation Agent:               Deutsche.


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
PROCEDURE FOR EXERCISE:

   In respect of any
      Component:

Expiration Date:                 As provided in Annex B to this Confirmation
                                 (or, if such date is not a Scheduled Trading
                                 Day, the next following Scheduled Trading Day
                                 that is not already an Expiration Date for
                                 another Component); provided that if that date
                                 is a Disrupted Day, the Expiration Date for
                                 such Component shall be the first succeeding
                                 Scheduled Trading Day that is not a Disrupted
                                 Day and is not or is not deemed to be an
                                 Expiration Date in respect of any other
                                 Component of the Transaction hereunder; and
                                 provided further that if the Expiration Date
                                 has not occurred pursuant to the preceding
                                 proviso as of the Final Disruption Date for
                                 such Component, such Final Disruption Date
                                 shall be the Expiration Date (irrespective of
                                 whether such date is an Expiration Date in
                                 respect of any other Component for the
                                 Transaction) and, notwithstanding anything to
                                 the contrary in this Confirmation or the Equity
                                 Definitions, the Relevant Price for the
                                 Expiration Date shall be the prevailing market
                                 value per Share determined by the Calculation
                                 Agent in a commercially reasonable manner.
                                 Notwithstanding the foregoing and anything to
                                 the contrary in the Equity Definitions, if a
                                 Market Disruption Event occurs on any
                                 Expiration Date, the Calculation Agent may
                                 determine that such Expiration Date is a
                                 Disrupted Day only in part, in which case the
                                 Calculation Agent shall make adjustments to the
                                 number of Warrants for the relevant Component
                                 for which such day shall be the Expiration Date
                                 and shall designate the Scheduled Trading Day
                                 determined in the manner described in the
                                 immediately preceding sentence as the
                                 Expiration Date for the remaining Warrants for
                                 such Component. Section 6.6 of the Equity
                                 Definitions shall not apply to any Valuation
                                 Date occurring on an Expiration Date.

Final Disruption Date:           For each Component, as provided in Annex B to
                                 this Confirmation.

Automatic Exercise:              Applicable. Solely for purposes of this
                                 provision, Section 3.4 of the Equity
                                 Definitions shall govern, and the Transaction
                                 shall be deemed to be a Cash-settled Call
                                 Option.

Market Disruption Event:         Section 6.3(a) of the Equity Definitions is
                                 hereby amended by deleting the words "during
                                 the one hour period that ends at the relevant
                                 Valuation Time, Latest Exercise Time, Knock-in
                                 Valuation Time or Knock-out Valuation Time, as
                                 the case may be," in clause (ii) thereof, and
                                 by amending and restating clause (a)(iii)
                                 thereof in its entirety to read as follows:
                                 "(iii) an Early Closure that the Calculation
                                 Agent determines is material."

SETTLEMENT TERMS:

   In respect of any
      Component:


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
Net Share Settlement:            On each Settlement Date, Counterparty shall
                                 deliver to Deutsche a number of Shares equal to
                                 the Net Share Amount for such Settlement Date
                                 to the account specified by Deutsche, and cash
                                 in lieu of any fractional shares valued at the
                                 Relevant Price for the Valuation Date
                                 corresponding to such Settlement Date. If, in
                                 the good faith reasonable judgment of Deutsche,
                                 the Shares deliverable hereunder would not be
                                 immediately freely transferable by Deutsche
                                 under Rule 144(k) under the Securities Act of
                                 1933, as amended (the "SECURITIES ACT"), then
                                 Deutsche may elect to either (x) accept
                                 delivery of such Shares notwithstanding the
                                 fact that such Shares are not freely
                                 transferable by Deutsche under Rule 144(k) or
                                 (y) require that such delivery take place
                                 pursuant to the provisions set forth opposite
                                 the caption "REGISTRATION/PRIVATE PLACEMENT
                                 PROCEDURES" below.

Net Share Amount:                For any Exercise Date, a number of Shares, as
                                 calculated by the Calculation Agent, equal to
                                 the product of (i) the number of Warrants being
                                 exercised or deemed exercised on such Exercise
                                 Date, and (ii) the excess, if any, of the
                                 Relevant Price for the Valuation Date occurring
                                 on such Exercise Date over the Strike Price
                                 (such product, the "NET SHARE SETTLEMENT
                                 AMOUNT"), divided by such Relevant Price.

Relevant Price:                  On any Valuation Date, the Rule 10b-18 volume
                                 weighted average price per Share as displayed
                                 under the heading "Bloomberg VWAP" on Bloomberg
                                 Page PLMD (equity) AQR on such Valuation Date
                                 (or if such volume weighted average price is
                                 not available, the Calculation Agent's
                                 reasonable, good faith estimate of such price
                                 on such Valuation Date).

Settlement Currency:             USD.

Other Applicable Provisions:     The provisions of Sections 9.1(c), 9.8, 9.9,
                                 9.10, 9.11 (except that the Representation and
                                 Agreement contained in Section 9.11 of the
                                 Equity Definitions shall be modified by
                                 excluding any representations therein relating
                                 to restrictions, obligations, limitations or
                                 requirements under applicable securities laws
                                 as a result of the fact that Counterparty is
                                 the Issuer of the Shares) and 9.12 of the
                                 Equity Definitions will be applicable, except
                                 that all references in such provisions to
                                 "Physically-Settled" shall be read as
                                 references to "Net Share Settled". "Net Share
                                 Settled" in relation to any Warrant means that
                                 Net Share Settlement is applicable to such
                                 Warrant.

DIVIDENDS:

   In respect of any
      Component:

Dividend Adjustments:            Counterparty agrees to notify Deutsche promptly
                                 of the announcement of an ex-dividend date for
                                 any cash dividend by Counterparty. If an
                                 ex-dividend date for any dividend (a
                                 "TRIGGERING DIVIDEND") that


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
                                 differs in amount from the Regular Dividend occurs at any time from, but excluding, the Trade Date to, and including, the Expiration
                                 Date, then in lieu of any adjustments as provided under "Method of Adjustment" below, the Calculation Agent shall make such adjustments to the Strike Price as it deems appropriate to preserve for the parties the intended economic benefits of the Transaction.

Regular Dividend:                For the first Triggering Dividend for which the
                                 ex-dividend date occurs within any regular
                                 dividend period (based on quarterly dividends)
                                 of Counterparty, USD 0.15 per Share, and, for
                                 any subsequent Triggering Dividend for which
                                 the ex-dividend date occurs within the same
                                 regular dividend period, zero.

ADJUSTMENTS:

   In respect of any
      Component:

Method of Adjustment:            Calculation Agent Adjustment; provided,
                                 however, that the Equity Definitions shall be
                                 amended by replacing the words "diluting or
                                 concentrative" in Sections 11.2(a), 11.2(c) (in
                                 two instances) and 11.2(e)(vii) with the word
                                 "material" and by adding the words "or the
                                 Transaction" after the words "theoretical value
                                 of the relevant Shares" in Sections 11.2(a),
                                 11.2(c) and 11.2(e)(vii); provided further that
                                 adjustments may be made to account for changes
                                 in volatility, expected dividends, expected
                                 correlation, stock loan rate and liquidity
                                 relative to the relevant Share.

CONSEQUENCES OF MERGER EVENTS:

New Shares:                      In the definition of New Shares in Section
                                 12.1(i) of the Equity Definitions, the text in
                                 clause (i) thereof shall be deleted in its
                                 entirety and replaced with "publicly quoted,
                                 traded or listed on any of the New York Stock
                                 Exchange, the American Stock Exchange, the
                                 NASDAQ Global Select Market or the NASDAQ
                                 Global Market (or their respective
                                 successors)".

(a) Share-for-Share:             Modified Calculation Agent Adjustment.

(b) Share-for-Other:             Modified Calculation Agent Adjustment.

(c) Share-for-Combined:          Modified Calculation Agent Adjustment.

Tender Offer:                    Applicable

CONSEQUENCES OF TENDER OFFERS:

(a) Share-for-Share:             Modified Calculation Agent Adjustment.

(b) Share-for-Other:             Modified Calculation Agent Adjustment.


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
(c) Share-for-Combined:          Modified Calculation Agent Adjustment.

Nationalization, Insolvency      Cancellation and Payment; provided that in
and Delisting:                   addition to the provisions of Section
                                 12.6(a)(iii) of the Equity Definitions, it
                                 shall also constitute a Delisting if the
                                 Exchange is located in the United States and
                                 the Shares are not immediately re-listed,
                                 re-traded or re-quoted on any of the New York
                                 Stock Exchange, the American Stock Exchange,
                                 the NASDAQ Global Select Market or the NASDAQ
                                 Global Market (or their respective successors);
                                 if the Shares are immediately re-listed,
                                 re-traded or re-quoted on any such exchange or
                                 quotation system, such exchange or quotation
                                 system shall be deemed to be the Exchange.

ADDITIONAL DISRUPTION EVENTS:

Change in Law:                   Applicable

Failure to Deliver:              Applicable

Insolvency Filing:               Applicable

Loss of Stock Borrow:            Applicable

   Maximum Stock Loan Rate:      **********

Increased Cost of Stock Borrow:  Applicable

   Initial Stock Loan Rate:      **********

Hedging Party:                   Deutsche for all applicable Additional
                                 Disruption Events

Determining Party:               Deutsche for all applicable Additional
                                 Disruption Events; provided that in the case of
                                 a Change in Law, Failure to Deliver, Loss of
                                 Stock Borrow or Increased Cost of Stock Borrow,
                                 Deutsche shall consult with Counterparty in
                                 determining the Cancellation Amount (if
                                 applicable), and shall deliver, within five
                                 Exchange Business Days of a written request by
                                 Counterparty, a written explanation of any
                                 calculation made by it, and including, where
                                 applicable, the methodology and data applied.

Non-Reliance:                    Applicable

Agreements and
Acknowledgements
Regarding Hedging Activities:    Applicable

Additional Acknowledgements:     Applicable

MUTUAL REPRESENTATIONS: Each of Deutsche and Counterparty represents and warrants to, and agrees with, the other party that:

     (i) TAX DISCLOSURE. Notwithstanding anything to the contrary herein, in the Equity Definitions or in the

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          Agreement, and notwithstanding any express or implied claims of exclusivity or proprietary rights, the parties (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided by either party to the other relating to such tax treatment and tax structure.

     (ii) COMMODITY EXCHANGE ACT. It is an "eligible contract participant" within the meaning of Section 1a(12) of the U.S. Commodity Exchange Act, as amended (the "CEA"). The Transaction has been subject to individual negotiation by the parties. The Transaction has not been executed or traded on a "trading facility" as defined in Section 1a(33) of the CEA. It has entered into the Transaction with the expectation and intent that the Transaction shall be performed to its termination date.

     (iii) SECURITIES ACT. It is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, or an "accredited investor" as defined under the Securities Act.

     (iv) INVESTMENT COMPANY ACT. It is a "qualified purchaser" as defined under the Investment Company Act of 1940, as amended.

     (v) ERISA. The assets used in the Transaction (1) are not assets of any "plan" (as such term is defined in Section 4975 of the Internal Revenue Code (the "CODE")) subject to Section 4975 of the Code or any "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to Title I of ERISA, and (2) do not constitute "plan assets" within the meaning of Department of Labor Regulation 2510.3-101, 29 CFR Section 2510-3-101.

COUNTERPARTY REPRESENTATIONS: In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents, warrants, acknowledges and covenants that:

     (i) Counterparty shall immediately provide written notice to Deutsche upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default, a Potential Adjustment Event, a Merger Event or any other Extraordinary Event; provided, however, that should Counterparty be in possession of material non-public information regarding Counterparty, Counterparty shall not communicate such information to Deutsche.

     (ii) (A) Counterparty is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary, (B) Counterparty is not relying on any communication (written or oral) of Deutsche or any of its affiliates as investment advice or as a recommendation to enter into the Transaction (it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction) and (C) no communication (written or oral) received from Deutsche or any of its affiliates shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

     (iii) Counterparty is not entering into the Transaction for the purpose of
          (i) creating actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or (ii) raising or depressing or otherwise manipulating the price of the Shares (or any security convertible into or exchangeable for the Shares), in either case in violation of Section 9 of the Securities Exchange Act of

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          1934, as amended (the "EXCHANGE ACT").

     (iv) Counterparty's filings under the Securities Act, the Exchange Act, and other applicable securities laws that are required to be filed have been filed and, as of the respective dates thereof and as of the date of this representation, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (v) Counterparty has not violated, and shall not directly or indirectly violate, any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with the Transaction.

     (vi) The Shares issuable upon exercise of all Warrants (the "WARRANT SHARES") have been duly authorized and, when delivered pursuant to the terms of such Transaction, shall be validly issued, fully-paid and non-assessable, and such issuance of the Warrant Shares shall not be subject to any preemptive or similar rights.

     (vii) Counterparty is not as of the Trade Date, and shall not be after giving effect to the transactions contemplated hereby, insolvent.

     (viii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Deutsche is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 133, as amended, or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB's Liabilities & Equity Project.

     (x) Counterparty understands, agrees and acknowledges that no obligations of Deutsche to it hereunder, if any, shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Deutsche or any governmental agency.

     (xi) Counterparty shall deliver to Deutsche an opinion of counsel, dated as of the Trade Date and reasonably acceptable to Deutsche in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement.

MISCELLANEOUS:

     EARLY UNWIND. In the event the sale of Convertible Notes is not consummated with the initial purchasers thereof (the "INITIAL PURCHASERS") for any reason by the close of business in New York on September 19, 2006 (or such later date as agreed upon by the parties) (September 19, 2006 or such later date as agreed upon being the "EARLY UNWIND DATE"), the Transaction shall automatically terminate (the "EARLY UNWIND") on the Early Unwind Date and
     (a) the Transaction and all of the respective rights and obligations of Deutsche and Counterparty under the Transaction shall be cancelled and terminated and (b) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date; provided that, if the failure to consummate the sale of the Convertible Notes results solely from a breach by Counterparty of any representation or undertaking by Counterparty contained in the Purchase Agreement dated as of September 13, 2006 between Counterparty and Deutsche Bank Securities, Inc. and Banc

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     of America Securities, LLC, as representative of the Initial Purchasers thereto, Counterparty shall purchase from Deutsche on the Early Unwind Date all Shares purchased by Deutsche or one or more of its affiliates, and assume, or reimburse the cost of, derivatives entered into by Deutsche or one or more of its affiliates, in each case, in connection with hedging the Transaction and the unwind of such hedging activities. The purchase price paid by Counterparty shall be determined by Deutsche in its reasonable good faith discretion, and shall be Deutsche's (or its affiliates) actual cost of such Shares and derivatives and Counterparty shall pay such amount in immediately available funds on the Early Unwind Date. Deutsche and Counterparty represent and acknowledge to the other that, subject to the proviso included in the preceding sentence, upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

     "CONVERTIBLE NOTES" means the 1.0% Convertible Subordinated Notes of Counterparty due September 15, 2011, offered pursuant to an Offering Memorandum to be dated as of September 13, 2006 and issued pursuant to the indenture to be dated on or about September 19, 2006, by and between Counterparty and LaSalle Bank National Association, as trustee.

     NETTING AND SET-OFF. The parties hereto agree that the Transaction shall not be subject to netting or set off with any other transaction.

     QUALIFIED FINANCIAL CONTRACTS. It is the intention of the parties that, in respect of Counterparty, (a) the Transaction shall constitute a "qualified financial contract" within the meaning of 12 U.S.C. Section 1821(e)(8)(D)(i) and (b) a Non-Defaulting Party's rights under Sections 5 and 6 of the Agreement constitute rights of the kind referred to in 12 U.S.C. Section 1821(e)(8)(A).

     AMENDMENT. If the Initial Purchasers party to the Purchase Agreement dated as of September 13, 2006 between Counterparty and Deutsche Bank Securities Inc. and Banc of America Securities LLC as representatives of the Initial Purchasers thereto exercise their right to purchase additional Convertible Notes as set forth therein, then, at the request of Counterparty, Deutsche and Counterparty will amend this Confirmation to provide for a corresponding increase in the Number of Warrants, subject to agreement on pricing terms acceptable to Deutsche and Counterparty (such amendment to provide for the payment by Deutsche to Counterparty of the additional premium related thereto).

     METHOD OF DELIVERY. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through Agent. In addition, all notices, demands and communications of any kind relating to the Transaction between Deutsche and Counterparty shall be transmitted exclusively through Agent.

     STATUS OF CLAIMS IN BANKRUPTCY. Deutsche acknowledges and agrees that this Confirmation is not intended to convey to Deutsche rights with respect to the Transaction that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Deutsche's right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to the Transaction; provided, further, that nothing herein shall limit or shall be deemed to limit Deutsche's rights in respect of any transactions other than the Transaction.

     NO COLLATERAL. Notwithstanding any provision of this Confirmation, the Agreement, Equity Definitions, or any other agreement between the parties to the contrary, the obligations of Counterparty under the Transaction are not secured by any collateral.

     SECURITIES CONTRACT; SWAP AGREEMENT. The parties hereto agree and acknowledge that Deutsche is a "financial institution," "swap participant" and "financial participant" within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the United States Code (the "BANKRUPTCY CODE"). The parties hereto further agree and acknowledge (A) that this Confirmation is (i) a "securities contract," as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a "settlement payment," as such term is defined in Section 741(8) of the Bankruptcy Code, and (ii) a "swap agreement," as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a "transfer," as such term is defined in Section 101(54) of the Bankruptcy Code, and (B) that Deutsche is entitled to the protections afforded by, among other sections, Section 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.

     ALTERNATIVE CALCULATIONS AND COUNTERPARTY PAYMENT ON EARLY TERMINATION AND ON CERTAIN EXTRAORDINARY EVENTS. If Counterparty owes Deutsche any amount in connection with a Transaction hereunder pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions (except in the case of an Extraordinary Event in which the consideration or proceeds to be paid to holders of Shares as a result of such event consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the case of an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, other than an (x) Event of Default of the type described in Section 5(a)(iii), (v),
     (vi) or (vii) of the Agreement or (y) a Termination Event of the type described in Section 5(b)(i), (ii), (iii), (iv), (v) or (vi) of the Agreement that in the case of either (x) or (y) resulted from an event or events outside Counterparty's control) (a "COUNTERPARTY PAYMENT OBLIGATION"), Counterparty shall have the right, in its sole discretion, to satisfy any such Counterparty Payment Obligation by delivery of Termination Delivery Units (as defined below) by giving irrevocable telephonic notice to Deutsche, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 a.m. and 4:00 p.m. New York time on the Early Termination Date or other date the transaction is terminated, as applicable ("NOTICE OF COUNTERPARTY TERMINATION DELIVERY"). Within a commercially reasonable period of time following receipt of a Notice of Counterparty Termination Delivery, Counterparty shall deliver to Deutsche a number of Termination Delivery Units having a cash value equal to the amount of such Counterparty Payment Obligation (such number of Termination Delivery Units to be delivered to be determined by the Calculation Agent as the number of whole Termination Delivery Units that could be sold over a commercially reasonable period of time to generate proceeds equal to the cash equivalent of such payment obligation, and the date of such delivery, the "TERMINATION PAYMENT DATE"). In addition, if, in the good faith reasonable judgment of Deutsche, for any reason, the Termination Delivery Units deliverable pursuant to this paragraph would not be immediately freely transferable by Deutsche under Rule 144(k) under the Securities Act, then Deutsche may elect either to (x) accept delivery of such Termination Delivery Units notwithstanding any restriction on transfer or (y) require that such delivery take place pursuant to the provisions set forth opposite the caption "REGISTRATION/PRIVATE PLACEMENT PROCEDURES" below.

          "TERMINATION DELIVERY UNIT" means (a) in the case of a Termination Event, an Event of Default or an Extraordinary Event (other than an Insolvency, Nationalization, Merger Event or Tender Offer), one Share or (b) in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer. If a Termination Delivery Unit consists of property other than cash or New Shares and Counterparty provides irrevocable written notice to the Calculation Agent on or prior to the Closing Date that it elects to receive cash, New Shares or a combination thereof (in such proportion as Counterparty designates) in lieu of such other property, the Calculation Agent shall replace such property with cash, New Shares or a combination thereof as components of a Termination Delivery Unit in such amounts, as determined by the Calculation Agent in its discretion by commercially reasonable means, as shall have a value equal to the value of the property so replaced. If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

     REGISTRATION/PRIVATE PLACEMENT PROCEDURES. If, in the reasonable opinion of Deutsche, following any delivery of Shares or Termination Delivery Units to Deutsche hereunder, such Shares or Termination Delivery Units would be in the hands of Deutsche subject to any applicable restrictions with respect to any registration or qualification requirement or prospectus delivery requirement for such Shares or Termination Delivery Units pursuant to any applicable federal or state securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such Shares or Termination Delivery Units being "restricted securities", as such term is defined in Rule 144 under the Securities Act, or as a result of the sale of such Shares or Termination Delivery Units being subject to paragraph (c) of Rule 145 under the Securities Act) (such Shares or Termination Delivery Units, "RESTRICTED SHARES"), then delivery of such Restricted Shares shall be effected pursuant to either clause (i) or (ii) of Annex A hereto at the election of Counterparty, unless waived by Deutsche. Notwithstanding the foregoing, solely in respect of any Warrants exercised or deemed exercised on any Exercise Date, the Counterparty shall elect, prior to the first Settlement Date for the first Exercise Date, a Private Placement Settlement (as defined in Annex A hereto) or Registration Settlement (as defined in Annex A hereto) for all deliveries of Restricted Shares for all such Exercise Dates which election shall be applicable to all Settlement Dates for such Warrants and the procedures in clause (i) or clause (ii) of Annex A hereto shall apply for all such delivered Restricted Shares on an aggregate basis commencing after the final Settlement Date for such Warrants. The Calculation Agent shall make reasonable adjustments to settlement terms and provisions under this Confirmation to reflect a single Private Placement Settlement or Registration Settlement for such aggregate Restricted Shares delivered hereunder. If the Private Placement Settlement or the Registration Settlement shall not be effected as set forth in clauses (i) or (ii) of Annex A, as applicable, then failure to effect such Private Placement Settlement or such Registration Settlement shall constitute an Event of Default with respect to which Counterparty shall be the Defaulting Party.

     SHARE DELIVERIES. Counterparty acknowledges and agrees that, to the extent that Deutsche is not then an affiliate, as such term is used in Rule 144 under the Securities Act, of Counterparty and has not been such an affiliate of Counterparty for 90 days (it being understood that Deutsche shall not be considered such an affiliate of Counterparty solely by reason of its right to receive of Shares pursuant to a Transaction hereunder), and otherwise satisfies all holding period and other requirements of Rule 144 under the Securities Act applicable to it, any Shares or Termination Delivery Units delivered hereunder at any time after 2 years from the Premium Payment Date shall be eligible for resale under Rule 144(k) under the Securities Act, and Counterparty agrees to promptly remove, or cause the transfer agent for such Shares or Termination Delivery Units to remove, any legends referring to any restrictions on resale under the Securities Act from the certificates representing such Shares or Termination Delivery Units. Counterparty further agrees that with respect to any Shares or Termination Delivery Units delivered hereunder at any time after 1 year from the Premium Payment Date but prior to 2 years from the Premium Payment Date, to the extent that Deutsche then satisfies the holding period and other requirements of Rule 144 under the Securities Act, Counterparty shall promptly remove, or cause the transfer agent for such Shares or Termination Delivery Units to remove, any legends referring to any such restrictions or requirements from the certificates representing such Share or Termination Delivery Units upon delivery by Deutsche to Counterparty or such transfer agent of customary seller's and broker's representation letters in connection with resales of such Shares or Termination Delivery Units pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Deutsche. Counterparty further agrees and acknowledges that Deutsche shall run a holding period under Rule 144 under the Securities Act with respect to the Warrants and/or any Shares or Termination Delivery Units delivered hereunder notwithstanding the existence of any other transaction or transactions between Counterparty and Deutsche relating to the Shares. Counterparty further agrees that Shares or Termination Delivery Units delivered hereunder prior to the date that is 1 year from the Premium Payment Date may be freely transferred by Deutsche to its affiliates, and Counterparty shall effect such transfer without any further action by Deutsche. Notwithstanding anything to the contrary herein, Counterparty agrees that any delivery of Shares or Termination Delivery Units shall be effected by book-entry transfer through the facilities of the Clearance System if, at the time of such delivery, the certificates representing such Shares or Termination Delivery Units would not contain any restrictive legend as described above. Notwithstanding anything to the contrary herein, to the extent the provisions of Rule 144 under the Securities Act or any successor rule are amended, or the applicable interpretation thereof by the Securities and Exchange Commission or any court changes after the Trade Date, the agreements of Counterparty herein shall be deemed modified to the extent necessary, in the opinion of outside counsel of Counterparty, to comply with Rule 144 under the Securities Act, including Rule 144(k), as in effect at the time of delivery of the relevant Shares or Termination Delivery Units.

     NO MATERIAL NON-PUBLIC INFORMATION. On each day during the period beginning on the Trade Date and ending on the day on which Deutsche has informed Counterparty in writing that it has completed all purchases or sales of Shares to hedge initially its exposure to the Transaction, including any increase in the Number of Warrants that may be agreed pursuant to "AMENDMENT" above, Counterparty represents and warrants to Deutsche that it is not aware of any material nonpublic information concerning itself or the Shares.

     LIMIT ON BENEFICIAL OWNERSHIP. Notwithstanding any other provisions hereof, Deutsche may not exercise any Warrant hereunder, Automatic Exercise shall not apply with respect thereto, and no delivery hereunder (including pursuant to provisions opposite the headings "ALTERNATIVE CALCULATIONS AND COUNTERPARTY PAYMENTS ON EARLY TERMINATION AND ON CERTAIN EXTRAORDINARY EVENTS," "REGISTRATION/PRIVATE PLACEMENT PROCEDURES," "LIMITATION ON DELIVERY OF SHARES" or Annex A) shall be made, to the extent (but only to the extent) that the receipt of any Shares upon such exercise or delivery would result in Deutsche directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Exchange Act) at any time in excess of 9.0% of the outstanding Shares. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Deutsche directly or indirectly so beneficially owning in excess of 9.0% of the outstanding Shares. If any delivery owed to Deutsche or exercise hereunder is not made, in whole or in part, as a result of this provision, Counterparty's obligation to make such delivery and Deutsche's right to exercise a Warrant shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Clearance System Business Day after, Deutsche gives notice to Counterparty that such exercise or delivery would not result in Deutsche directly or indirectly so beneficially owning in excess of 9.0% of the outstanding Shares.

     REPURCHASE NOTICES. On any day Counterparty effects any repurchases of Shares, Counterparty shall promptly provide Deutsche with a written notice of such repurchase (a "REPURCHASE NOTICE") if the Warrant Equity Percentage (as defined below) is (a) equal to or greater than 4.5% and (b) greater by 0.5% than the Warrant Equity Percentage set forth in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Warrant Equity Percentage as of the date hereof). The Warrant Equity Percentage as of any day is the fraction of (1) the numerator of which is the Number of Warrants, and (2) the denominator of which is the number of Shares outstanding on such day. Counterparty agrees to indemnify and hold harmless Deutsche and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling person (each, an "INDEMNIFIED PERSON") from and against any and all losses (including losses relating to Deutsche's hedging activities as a consequence of becoming, or of the risk of becoming, an "insider" as defined under Section 16 of the Exchange Act, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to this Transaction), claims, damages, judgments, liabilities and expense (including reasonable attorney's fees), joint or several, which an Indemnified Person actually may become subject to, as a result of Counterparty's failure to provide Deutsche with a Repurchase Notice on the day and in the manner specified herein, and to reimburse, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Counterparty shall be relieved from liability to the extent that the Indemnified Person fails to promptly notify Counterparty of any action commenced against it in respect of which indemnity may be sought hereunder; provided, that failure to notify Counterparty (x) shall not relieve Counterparty from any liability hereunder to the extent it is not materially prejudiced as a result thereof and (y) shall not, in any event, relieve Counterparty from any liability that it may have otherwise than on account of this indemnity agreement. Counterparty shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction.

     LIMITATION ON DELIVERY OF SHARES. Notwithstanding anything herein or in the Agreement to the contrary, in no event shall Counterparty be required to deliver Shares in connection with the Transaction in excess of ******* Shares (the "MAXIMUM DELIVERY AMOUNT"). Counterparty represents and warrants (which shall be deemed to be repeated on each day that the Transaction is outstanding) that the Maximum Delivery Amount is equal to or less than the number of authorized but unissued Shares of Counterparty that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Maximum Delivery Amount (such Shares, the "AVAILABLE SHARES"). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this paragraph (the resulting deficit, the "DEFICIT SHARES"), Counterparty shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Shares when, and to the extent, that
     (i) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (iii) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions. Counterparty shall immediately notify Deutsche of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or (iii) and the corresponding number of Shares to be delivered) and promptly deliver such Shares thereafter.

     ADDITIONAL TERMINATION EVENT. If Deutsche reasonably determines that it is advisable to terminate a portion of the Transaction so that Deutsche's related hedging activities will comply with applicable securities laws, rules or regulations, an Additional Termination Event shall occur in respect of which (1) Counterparty shall be the sole Affected Party and (2) the Transaction shall be the sole Affected Transaction.

     TRANSFER OR ASSIGNMENT. Notwithstanding any provision of the Agreement to the contrary, Deutsche may, subject to applicable law, freely transfer and assign all of its rights and obligations under the Transaction for at least fair market value without the consent of Counterparty.

     If, as determined in Deutsche's sole discretion, (x) its "beneficial ownership" (within the meaning of Section 16 of the Exchange Act and rules promulgated thereunder) exceeds 8.5% of Counterparty's outstanding Shares and (y) Deutsche is unable, after commercially reasonable efforts, to effect a transfer or assignment on pricing terms and within a time period reasonably acceptable to it of all or a portion of the Transaction to reduce such "beneficial ownership" below 8.5%, Deutsche may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the "TERMINATED PORTION") of this Transaction, such that its "beneficial ownership" following such partial termination will be approximately equal to but less than 8.5%. In the event that Deutsche so designates an Early Termination Date with respect to a portion of this Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Warrants equal to the Terminated Portion (allocated among the Components thereof in the discretion of Deutsche), (ii) the Counterparty shall be the sole Affected Party with respect to such partial termination and (iii) such Transaction shall be the only Terminated Transaction (and, for the avoidance of doubt, the provisions set forth under the caption "ALTERNATIVE CALCULATIONS AND COUNTERPARTY PAYMENT ON EARLY TERMINATION AND ON CERTAIN EXTRAORDINARY EVENTS" shall apply to any amount that is payable by Counterparty to Deutsche pursuant to this sentence).

     Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Deutsche to purchase, sell, receive or deliver any shares or other securities to or from Counterparty, Deutsche may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Deutsche's obligations in respect of the Transaction and any such designee may assume such obligations.

     Deutsche shall be discharged of its obligations to Counterparty to the extent of any such performance.

     SEVERABILITY; ILLEGALITY. If compliance by either party with any provision of the Transaction would be unenforceable or illegal, (a) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (b) the other provisions of the Transaction shall not be invalidated, but shall remain in full force and effect.

     WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE TRANSACTION. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

GOVERNING LAW: The law of the State of New York.

Contact information. For purposes of the Agreement (unless otherwise specified in the Agreement), the addresses for notice to the parties shall be:

(a) Counterparty

PolyMedica Corporation
701 Edgewater Drive, Suite 360
Wakefield, MA 01880
Attention: Keith Jones, Chief Financial Officer
Fax: (781) 295-0182

(b) Deutsche

Deutsche Bank AG London
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attention: Documentation Department]

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Deutsche a facsimile of the fully-executed Confirmation to Deutsche at 44 113 336 2009. Originals shall be provided for your execution upon your request.

We are very pleased to have executed the Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

DEUTSCHE BANK AG LONDON


By: /s/ Lee Frankenfield
    ---------------------------------
Name: Lee Frankenfield
      -------------------------------
Title: Director
       ------------------------------


By: /s/ Andrea Leung
    ---------------------------------
Name: Andrea Leung
      -------------------------------
Title: Managing Director
       ------------------------------


DEUTSCHE BANK SECURITIES INC.,
acting solely as Agent in connection with this Transaction


By: /s/ Lee Frankenfield
    ---------------------------------
Name: Lee Frankenfield
      -------------------------------
Title: Director
       ------------------------------


By: /s/ Andrea Leung
    ---------------------------------
Name: Andrea Leung
      -------------------------------
Title: Managing Director
       ------------------------------

Counterparty hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.


POLYMEDICA CORPORATION


By: /s/ Keith Jones
    ---------------------------------
Name: Keith W. Jones
      -------------------------------
Title: Chief Financial Officer
       ------------------------------

                                                                         ANNEX A

            REGISTRATION SETTLEMENT AND PRIVATE PLACEMENT SETTLEMENT

(i) If the Counterparty elects to settle the Transaction pursuant to this clause (i) (a "PRIVATE PLACEMENT SETTLEMENT"), then delivery of Restricted Shares by the Counterparty shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Deutsche; provided that the Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by the Counterparty to Deutsche (or any affiliate designated by Deutsche) of the Restricted Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Restricted Shares by Deutsche (or any such affiliate of Deutsche). The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Deutsche, due diligence rights (for Deutsche or any designated buyer of the Restricted Shares by Deutsche), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Deutsche. In the event of a Private Placement Settlement, the Net Share Settlement Amount or the Counterparty Payment Obligation, respectively, shall be deemed to be the Net Share Settlement Amount or the Counterparty Payment Obligation, respectively, plus an additional amount (determined from time to time by the Calculation Agent in its commercially reasonable judgment) attributable to interest that would be earned on such Net Share Settlement Amount or the Counterparty Payment Obligation, respectively, (increased on a daily basis to reflect the accrual of such interest and reduced from time to time by the amount of net proceeds received by Deutsche as provided herein) at a rate equal to the open Federal Funds Rate plus 50 basis points per annum for the period from, and including, such Settlement Date or the date on which the Counterparty Payment Obligation is due, respectively, to, but excluding, the related date on which all the Restricted Shares have been sold (but in no event may such period exceed two years) and calculated on an Actual/360 basis.

(ii) If the Counterparty elects to settle the Transaction pursuant to this clause (ii) (a "REGISTRATION SETTLEMENT"), then the Counterparty shall promptly (but in any event no later than the beginning of the Resale Period) file and use its reasonable best efforts to make effective under the Securities Act a registration statement or supplement or amend an outstanding registration statement in form and substance reasonably satisfactory to Deutsche, to cover the resale of such Restricted Shares (and any Make-whole Shares) in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts (if applicable), commissions (if applicable), indemnities, due diligence rights, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to Deutsche. If Deutsche, in its sole reasonable discretion, is not satisfied with such procedures and documentation, Private Placement Settlement shall apply. If Deutsche is satisfied with such procedures and documentation, it shall sell the Restricted Shares (and any Make-whole Shares) pursuant to such registration statement during a period (the "RESALE PERIOD") commencing on the Exchange Business Day following delivery of such Restricted Shares (and any Make-whole Shares) and ending on the earliest of (i) the Exchange Business Day on which Deutsche completes the sale of all Restricted Shares or, in the case of settlement of Termination Delivery Units, a sufficient number of Restricted Shares so that the realized net proceeds of such sales exceed the Counterparty Payment Obligation, (ii) the date upon which all Restricted Shares (and any Make-whole Shares) have been sold or transferred pursuant to Rule 144 (or similar provisions then in force) or Rule 145(d)(1) or (2) (or any similar provision then in force) under the Securities Act and (iii) the date upon which all Restricted Shares (and any Make-whole Shares) may be sold or transferred by a non-affiliate pursuant to Rule 144(k) (or any similar provision then in force) or Rule 145(d)(3) (or any similar provision then in force) under the Securities Act.

(iii) If (ii) above is applicable and the Net Share Settlement Amount or the Counterparty Payment Obligation, as applicable, exceeds the realized net proceeds from such resale, or if (i) above is applicable and the Freely Tradeable Value of the Shares owed pursuant to Net Share Settlement Amount, or the Counterparty Payment Obligation (in each case as adjusted pursuant to (i) above), as applicable, exceeds the realized net proceeds from such resale, Counterparty shall transfer to Deutsche by the open of the regular trading session on the Exchange on the Exchange Business Day immediately following the last day of the Resale Period the amount of such excess (the "ADDITIONAL AMOUNT"), at its option, either in cash or in a number of Shares ("MAKE-WHOLE SHARES", provided that the aggregate number of Shares and Make-whole Shares delivered shall not exceed the Maximum Delivery Amount) that, based on the Relevant Price on the last day of the Resale Period (as if such day was the "VALUATION DATE" for purposes of computing such Relevant Price), has a value equal to the Additional Amount. If Counterparty elects to pay the Additional Amount in Make-whole Shares, Counterparty shall elect whether the requirements and provisions for either Private Placement Settlement or Registration Settlement shall apply to such payment. This provision shall be applied successively until the Additional Amount is equal to zero, subject to "LIMITATIONS ON DELIVERY OF SHARES". "FREELY TRADEABLE VALUE" means the value of the number of Shares delivered to Deutsche which such Shares would have if they were freely tradeable (without prospectus delivery) upon receipt by Deutsche, as determined by the Calculation Agent by reference to the Relevant Price for freely tradeable Shares as of the Valuation Date, or other date of valuation used to determine the delivery obligation with respect to such Shares, or by other commercially reasonable means.

                                                                         ANNEX B

For each Component of the Transaction, the Number of Warrants and Expiration Date is set forth below.

                                                                    Final
Component Number   Number of Warrants     Expiration Date      Disruption Date
----------------   ------------------   ------------------   ------------------
*****                    ******                *****                *****


                                       B-1